UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 27, 2017
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement
On December 27, 2017 Overstock.com, Inc. (“Overstock”), its wholly owned subsidiary Medici Ventures, Inc. (“Medici”), Patrick Byrne and Hernando de Soto entered into a Memorandum of Understanding dated December 27, 2017 (the “MOU”). The MOU provides that the parties will form a company (“DeSoto”) that will be owned 50% by Medici, 33% by Hernando de Soto and 17% by Patrick Byrne, who is the Chief Executive Officer and a member of the Board of Directors of Overstock, and also serves on the board of directors of Medici. The goal of the new company is to develop a blockchain-based system to develop a global property registry system focused on the property rights of people in the developing world. Overstock and/or Medici will pay or contribute $14 million to help launch the project, $8 million of which will be used to fund DeSoto, and Medici will receive a 50% ownership interest in DeSoto. Patrick Byrne personally will contribute $14 million to help launch the project, and will receive a 17% ownership interest in DeSoto.
Hernando de Soto will serve as Chairman of DeSoto and as a director of Medici. Patrick Byrne will serve as Co-Chairman and Chief Executive Officer of DeSoto, in addition to his positions with Overstock and Medici.
The MOU contemplates a more detailed future agreement, and provides that the parties will cooperate in good faith to reach more detailed agreements in the future.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On December 27, 2017 the board of directors of Medici authorized the grant of compensatory options to purchase shares of Medici’s common stock to certain persons, including Patrick Byrne, who is the Chief Executive Officer and a member of the Board of Directors of Overstock, and also serves on the board of directors of Medici, pursuant to the Medici Ventures, Inc. Stock Option Plan. The option grants to Dr. Byrne cover a total of 2,500 shares of common stock of Medici, representing 0.25% of Medici’s fully diluted shares, at an exercise price of $3.33 per share of common stock, and expire ten years after the date of grant. The options vest over a three-year period, with one-third vesting at the end of year one, one-third vesting at the end of year two, and one-third vesting at the end of year three, with vesting commencing on the date of grant, subject to the power of the Medici board of directors to accelerate the vesting schedule. The options cannot be exercised for any security issued by Overstock, and the Medici common stock, if issued, will not be convertible into or exchangeable for any security issued by Overstock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	January 3, 2018